-3-
DC1DOCS/24730.01



               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                          ____________


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  January
10, 1996



                    CHURCHILL TECHNOLOGY INC.
     (Exact Name of Registrant as Specified in its Charter)




               Colorado
0-11372                                      84-
0904172
       (State or Other Jurisdiction
(Commission                              (IRS Employer
                of Incorporation)                       File
Number)                            Identification No.)




   181 Cooper Avenue, Tonawanda, New York
14150
(Address of Principle Executive Offices)
(Zip Code)




Registrant's telephone number, including area code
(716) 874-8699


(Former Name or Former Address, if Changed Since Last
Report)

Item 5.        Other Events.

          On January 10, 1996, Churchill Technology Inc.
("Churchill") entered into a Remuneration for Services
Agreement (the "Services Agreement") with Fima Capital
Corporation Ltd. ("FCCL"), a British Virgin Islands corporation which beneficially owns 6.2% of Churchill's common stock. FCCL is wholly owned by Zeeham Limited, an Isle of Man corporation, which in turn is wholly owned by Gamal Marwan, a director of the Company.

          Pursuant to the Services Agreement, FCCL will provide investment banking advice and use its best efforts to arrange debt and/or equity financing for Churchill in exchange for cash, common stock and warrants to purchase common stock. Specifically, in exchange for such services, Churchill has agreed to pay to FCCL: (i) FCCL's choice of 2,000,000 shares of common stock with registration rights or $200,000 cash for investment banking advice relating to the design and implementation of a financing plan of Churchill,
(ii) 3,000,000 shares of Churchill common stock upon the confirmation of availability of the $3,000,000 of debt financing, (iii) up to 3,500,000 warrants each exercisable for three years to purchase one share of Churchill common stock at an exercise price of $.10 for the arrangement of an additional $3,500,000 of financing, (iv) an aggregate of 1,500,000 warrants exercisable for three years to purchase one share of Churchill common stock at an exercise price of $.10 for general financial consulting services, FCCL's expenses incurred in setting up European and Middle Eastern marketing and sales facilities for Churchill and for FCCL arranging and structuring international trade finance and barter agreements for Churchill.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CHURCHILL TECHNOLOGY INC.

January 19, 1996              By:
                              Bertha Mitchell, Vice
                              President, Treasurer,
                              Secretary and Chief Financial
                              Officer